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                                                                    Exhibit 23.1
                                                                   Tiffany & Co.
                                                             Report on Form 10-K
                                                                         FY 2000

[PRICEWATERHOUSECOOPERS LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82653) and Form S-8 (File Nos. 333-43978, 333-85195, 333-85197, 333-85199, 333-85201 and 033-54847) of Tiffany & Co. of
our report dated February 28, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


New York, New York                                /s/ PRICEWATERHOUSECOOPERS LLP
April 10, 2001                                    ------------------------------